                                                                Exhibit 10.9.1.3

                                     ANNEX A

                                 Thomas B. Modly

                                Employment Terms

1.   1,250,000 shares of Common Stock.

2.   0 shares of Preferred Stock

3. a check in the amount of $25,000 and a promissory note in the amount of $100,000, representing a total investment

4.   $125,000.

5.   State of Maryland

6.   625,000 shares of Common Stock.

7.   Vice President - Corporate Development

8.   Chief Executive Officer

9.   None

10.  $140,000

11.  120 %

12.  Performance Cause is inapplicable to the Executive.

                                      -1-